Exhibit 23.3

KPMG LLP

Bay Adelaide Centre

Suite 4600

333 Bay Street

Toronto, Ontario

M5H 2S5

Telephone (416) 777-8500

Fax (416) 777-8818

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Gateway Casinos & Entertainment Limited

We consent to the use of our reports included herein on our audits of the Combined Schedules of Revenue and Direct Expenses of Ontario Lottery & Gaming Corporation for the:

•	North Gaming Bundle for the year ended March 31, 2017;

•	Southwest Gaming Bundle for the year ended March 31, 2017; and

•	Central Gaming Bundle for the years ended March 31, 2018 and 2017 and to the reference to our firm under the heading “Experts” in the registration statement.

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

January 31, 2020

KPMG LLP is a Canadian limited liability partnership and a member firms of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to

KPMG LLP.